Exhibit 10.30

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN
AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 28, 2022, by and among CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY, in its capacity as a Lender (“Lender”) and as administrative agent (“Administrative Agent”), BROADWIND, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND HEAVY FABRICATIONS, INC., a Wisconsin corporation (“Heavy Fabrications”), BROADWIND INDUSTRIAL SOLUTIONS, LLC, a North Carolina limited liability company (“Industrial Solutions”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Services,” and collectively with Parent, Brad Foote, Heavy Fabrications and Industrial Solutions, “Borrowers,” and each, a “Borrower”).

WITNESSETH:

WHEREAS, Administrative Agent, Lender, the other financial institutions from time to time party to the Loan Agreement collectively with Lender, the “Lenders”), and Borrowers have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of February 25, 2019 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to make a revolving line of credit loan to Borrowers in the principal amount not to exceed $35,000,000.00 (the “Loan”).

WHEREAS, the parties desire to amend the terms of the Loan Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

1.    Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.    Waiver. Borrowers acknowledge and agree that Borrowers have been in violation of Section 14.4 of the Loan Agreement for failing to comply with the minimum EBITDA requirements set forth therein as of December 31, 2021 (the “Breached Covenant”). Lender hereby waives Borrowers’ failure to comply with the Breached Covenant. The foregoing waiver is a waiver of the specific Event of Default specified herein only and is not, nor should it be construed to be, a waiver of any other existing or future Events of Default, except as set forth herein, whether or not similar to the Event of Default specified herein. The foregoing waiver shall not constitute a waiver of any rights, powers or privileges of Lender other than as specifically waived herein, and Lender reserves its right to exercise all other rights, powers and privileges under the Loan Agreement and any other Loan Document.

3.    Amendments to Loan Agreement.

(a)    The following definitions are hereby added to Section 1.1 of the Loan Agreement, each in its appropriate alphabetical order:

“Uncommitted Accordion” shall have the meaning set forth in Section 2.1.2 hereof.

(b)    The definitions of LIBOR Office, LIBOR Loans, and LIBOR Rate are hereby deleted in their entireties.

(c)    The definition of “Revolving Loan Commitment” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Commitment” shall mean an amount equal to $30,000,000, except as such amount may be increased by the Uncommitted Accordion or, following the occurrence and during the continuance of an Event of Default, decreased by Lender in its sole discretion.

(d)    Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following

“Maturity Date” shall mean January 31, 2024.

(e)    The following definitions are hereby added to Section 1.1 of the Loan Agreement, each in its appropriate alphabetical order:

SOFR Office shall mean the office or offices of Lender which shall be making or maintaining the SOFR Loans of Lender hereunder. A SOFR Office of Lender may be, at the option of Lender, any of its domestic offices.

SOFR Loans shall mean the Loans bearing interest with reference to the SOFR Rate.

SOFR means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator’s website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

SOFR Rate means, for SOFR Loan for any Interest Period, the forward-looking 30-day Term SOFR rate administered by CME Group, Inc. (or other administrator selected by the Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Lender), fixed by the administrator thereof two Business Days prior to the commencement of the applicable Interest Period (provided, however, that if 30-day Term SOFR is not published for such Business Day, then 30-day Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to the relevant Loans, all as determined by Lender in accordance with the Loan Agreement and Lender’s loan systems and procedures periodically in effect.

(f)    The definition of “Business Day” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Business Day shall mean any day on which Lender is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a SOFR Loan, any day on which dealings are carried on in New York City, New York.

(g)    Section 2.1.2 is hereby added to the Loan Agreement, as follows:

2.1.2         Uncommitted Increased Commitment. So long as no Event of Default shall have occurred and be continuing, Borrowers shall have the right from time to time, to request Lender to increase the Revolving Loan Commitment by an aggregate amount not to exceed $5,000,000, which may be granted by Lender in its sole discretion and upon terms acceptable to Lender (any such increases, collectively referred to as the “Uncommitted Accordion”).  Notwithstanding the foregoing, nothing contained herein shall be construed as a commitment by Lender to lend, syndicate, arrange or otherwise provide such additional commitments or loans.

(h)    Section 4.2.2 (a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the SOFR market adequate and reasonable means do not exist for ascertaining the applicable SOFR Rate; or

(i)    Except as otherwise expressly set forth in this Amendment, each reference in the Loan Agreement to “LIBOR Office”, “LIBOR Loans” and “LIBOR Rate” is hereby deleted and replaced with a reference to “SOFR Office”, “SOFR Loans” and “SOFR Rate”, respectively.

(j)    Section 14.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Fixed Charge Coverage. Borrowers shall not permit the ratio of (i) EBITDA, less unfinanced Capital Expenditures, less dividends or distributions made by Borrowers to its shareholders, less payments made by Borrowers in respect of income or franchise taxes, less management fees paid by Borrowers to any Person, to (ii) Fixed Charges (the “Fixed Charge Coverage Ratio”), to be less than 1.10 to 1.0 (a) as of December 31, 2022 for the trailing 9-month period after March 31, 2022; and (b) as of March 31, 2023 and the end of each calendar quarter thereafter for the trailing 12-month period. Borrowers may offset against unfinanced Capital Expenditures an amount equal to the increase in Parent’s equity up to a maximum of $1,000,000.00.

(j)         Section 14.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

Minimum EBITDA. Borrowers shall not permit EBITDA, tested on a stand-alone basis, to be less than (i) negative Two Hundred Fifty Thousand and No Hundredths Dollars (-$250,000.00) for the three-month period ending March 31, 2022; (ii) Zero and No Hundredths Dollars ($0.00) for the six-month period ending June 30, 2022; (iii) One Million Five Hundred Thousand and No Hundredths Dollars ($1,500,000.00) for the nine-month period ending September 30, 2022.

(k)         Paragraph (iv) in the definition of “Revolving Loan Availability” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(iv) such other reserves as Administrative Agent elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, (i) reserves with respect to Bank Products Obligations and Hedging Obligations, and (ii) beginning February 25, 2022 through December 31, 2022, a reserve (the “Liquidity Reserve”) in the amount of $5,000,000.00, until the following condition has been met: (i) Borrowers provide evidence of at least $100,000,000.00 of backlogged orders. Upon satisfaction of such condition, the Liquidity Reserve shall be reduced to $2,500,000.00 until such time as Borrowers’ Fixed Charge Coverage exceeds 1.10:1.0.  Borrowers shall provide Lender with evidence satisfactory to Lender that the conditions have been met for reduction of the Liquidity Reserve.

4.    Amendment Fee. On or prior to the execution of this Amendment, Borrowers shall pay Lender an amendment fee of $10,000.00 (the “Amendment Fee”). It is expressly understood that the Amendment Fee shall not be refundable under any circumstances.

5.    Representations and Warranties. Each Borrower represents and warrants as follows: (a) the execution and delivery of and the performance under this Amendment is within such Borrower’s power and authority, has been duly authorized by all requisite action and is not in contravention of any law, any other agreement made by such Borrower or by which such Borrower’s assets are bound, except for conflicts with agreements, contracts or other documents which would not reasonably be expected to have a Material Adverse Effect; (b) this Amendment (and the Loan Agreement in its entirety) constitutes the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (c) the representations and warranties of such Borrower set forth in the Loan Documents are true and correct as of the date hereof (except for representations and warranties that expressly relate to an earlier date which are true and correct as of such earlier date); (d) there exists no Event of Default, and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default, other than the Breached Covenant; and (e) such Borrower has no defenses to the enforcement of the Loan Agreement or the other Loan Documents.

6.    Reaffirmation. Except as expressly modified or amended by this Amendment, each Borrower reaffirms and reconfirms each and all of the warranties, representations, covenants and agreements of such Borrower under all Loan Documents to which such Borrower is party.

7.    Release by Borrowers. Each Borrower hereby releases Lender from any and all causes of action or claims, whether known or unknown, which such Borrower may have as of the date hereof for any asserted loss or damages to such Borrower claimed to be caused by, or arising from, any act or omission to act on the part of Lender, its shareholders, directors, officers, employees, agents or representatives with respect to the Loan Documents.

8.    References. All references to the Loan Agreement in any future correspondence or notice shall be deemed to refer to the Loan Agreement as modified by this Amendment.

9.    Ratification. Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Loan Agreement are hereby ratified and confirmed.

10.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws.

11.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. Delivery of this Amendment by facsimile, pdf, or .tif signature by any party shall represent a valid and binding execution and delivery of this Amendment by such party.

12.JURISDICTION; VENUE. THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AMENDMENT, SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED THEREIN AND WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRANSFER THE VENUE OF ANY SUCH LITIGATION.

13.WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWERS: BROADWIND, INC. By: /s/ Eric B. Blashford Name: Eric B. Blashford Title: President, CEO, & Interim CFO	LENDER: CIBC BANK USA By: /s/ Tom Hunt Name: Tom Hunt Title: Managing Director
BRAD FOOTE GEAR WORKS, INC. By:/s/ Eric B. Blashford Name: Eric B. Blashford Title: Authorized Signatory
BROADWIND HEAVY FABRICATIONS, INC. By:/s/ Eric B. Blashford Name: Eric B. Blashford Title: Authorized Signatory
BROADWIND SERVICES, LLC By: /s/ Eric B. Blashford Name: Eric B. Blashford Title: Authorized Signatory
BROADWIND INDUSTRIAL SOLUTIONS, LLC By: /s/ Eric B. Blashford Name: Eric B. Blashford Title: Authorized Signatory